                                       CONTRACT INFORMATION

First Insured           [John Doe]                       Certificate Number             [NV-12345678]

Issue Age/Sex           [65] [Male]                      Contract Date                  [January 1, 1999]

Rating Class            [Standard] [Non-Tobacco]

Second Insured          [Jane Doe]                       Initial Death Benefit          [$60,252.00]

Issue Age/Sex           [65] [Female]                    Initial Payment                [$30,000.00]

Rating Class            [Standard] [Non-Tobacco]         Initial Fixed Account          [4.00%]


Additional Agreements

[Last Survivor Death Benefit Agreement]

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
--------------------------------------------------------------------------------

LAST SURVIVOR       This is a Joint and Last Survivor Benefit Agreement for the
DEATH BENEFIT       Certificate which summarizes changes in coverage under the
AGREEMENT           Group Contact. The provisions summarized herein modify those in Your Certificate of coverage. If this Agreement is attached to Your Certificate, coverage is extended to two
                    Insureds. The Insured individuals are those shown on the Contract Information page of the Certificate. The Death
                    Benefit under a Certificate is payable if the surviving
                    Insured dies while coverage under the Group Contract is in force and before the Maturity Date. The surviving Insured is the Insured who is living upon the death of the other
                    Insured under this Certificate. No Death Benefit is payable upon the death of the first Insured to die.

                    DEFINITIONS
                    The Attained Age is an Insured's age on his or her last birthday.

                    THE BENEFIT
                    In determining the Death Benefit, the applicable percentage of the Account Value is based upon the Attained Age of the younger Insured.

                    GUARANTEED DEATH BENEFIT
                    The Guaranteed Death Benefit will be in effect until the date shown in the table below:

                    YOUNGER INSURED'S             EXPIRY DATE OF GUARANTEED
                       ISSUE AGE                       DEATH BENEFIT
                         0-39                 25 Years from the Contract Date
                         40-59                15 Years from the Contract Date
                         60-85                10 Years from the Contract Date

                    MATURITY BENEFIT
                    The Maturity Date provision will be based upon the Attained Age of the younger Insured.

                    REINSTATEMENT
                    You may reinstate the coverage under this Certificate subject to the Reinstatement provision provided that: both Insureds are alive; or one Insured is alive and the termination of coverage without value occurred after the death of the first Insured.

                    MISSTATEMENT OF AGE OR SEX, ASSIGNMENT
                    The Misstatement of Age or Sex and Assignment provisions apply to either Insured.

                    OWNER
                    During the lifetime of both Insureds, the rights and privileges stated in the Certificate may be exercised only by You, the Owner.

                    BENEFICIARY
                    The Beneficiary is as named in the application on the Contract Date of the Certificate, and may be changed from time to time. The interest of any Beneficiary who dies before the surviving Insured will terminate at the death of that Beneficiary.

                    If no Beneficiary designation is in effect at the surviving Insured's death, or if there is no designated Beneficiary then living, You will be the Beneficiary. However, if the surviving Insured was the Owner, the executors or administrators of the Insured's estate will be the Beneficiary.

                    CHANGE OF OWNERSHIP OR BENEFICIARY
                    You may change the Owner or any Beneficiary by Written Request during the lifetime of either Insured. The change will take effect as of the date the request is signed after We acknowledge receipt in writing, whether or not the Owner or an Insured are living at the time of acknowledgment. The change will be subject to any assignment, and to any payment made or action taken by Us before acknowledgment.

                    INCONTESTABILITY AFTER TWO YEARS
                    The Incontestability After Two Years provision applies to both Insureds.

                    Before the end of the second year from the Contract Date of a Certificate, We will send a notice to You requesting notification of the death of any Insured. Failure to notify Us of the death of either Insured will not avoid a contest of the Group Contract.

                    SUICIDE WITHIN TWO YEARS
                    The Suicide Within Two Years provision applies to either Insured.

                    COST OF INSURANCE RATE
                    The Cost of Insurance Rate is based on the Attained Age, sex and rating classification of both Insureds. Pages 21 and page 22 of this Certificate, which contain the Guaranteed Monthly Maximum Cost of Insurance Rates, are hereby deleted and replaced with the following:

                    The Guaranteed Monthly Maximum Cost of Insurance Rates are based on the exact age and rating classification of each Insured using the Frasier Method and the 1980 Commissioners Standard Ordinary Mortality Table, age last birthday, on a smoker/non-smoker basis.

                    A Table of the Guaranteed Monthly Maximum Cost of Insurance Rates applicable to the Insureds named in Your application has been printed on the Contract Information page of a Certificate.

                    ACCELERATED DEATH BENEFIT
                    After the death of the first Insured, the Death Benefit may be accelerated, subject to the conditions of the Accelerated Death Benefit provision.

                    PAYMENT OF PROCEEDS
                    The Proceeds of this Certificate will be subject first to the interest of an assignee, to whom payment will be made in one sum. We will pay any remaining Proceeds to You before the surviving Insured's death, and to the Beneficiary after the surviving Insured's death.

                    Payment to the Beneficiary will be made only if We receive proof, satisfactory to Us, of the death of both Insureds. Unless otherwise provided, payment will be made in equal shares to those Beneficiaries entitled to receive the Proceeds.

                    TERMINATION OF AN INSURED'S COVERAGE
                    Coverage under this Agreement will terminate when one of the following events occur:
                    -  the surviving Insured dies;
                    -  an Insured's coverage matures;
                    -  the date an Insured's coverage ends without value; or
                    - the date an Insured's coverage is surrendered for its Surrender Value.

                    THIS AGREEMENT AND THE CERTIFICATE
                    This Agreement is made a part of Your Certificate if We have listed it on the Contract Information page of the Certificate.

                    EFFECTIVE DATE
                    This Agreement takes effect on the Contract Date shown on the Contract Information page for the Certificate.

                                                    /s/ Edmund F. Kelly
                                                    PRESIDENT

           TABLE OF GUARANTEED MONTHLY MAXIMUM COST OF INSURANCE RATES
                   PER $1,000 OF INSURANCE NET AMOUNT OF RISK

                 [MALE] [STANDARD] [NON-TOBACCO] ISSUE AGE [65]
                [FEMALE] [STANDARD] [NON-TOBACCO] ISSUE AGE [65]

             Attained             Monthly Cost of
               Age                Insurance Rate
               [0                       -
                1                       -
                2                       -
                3                       -
                4                       -

                5                       -
                6                       -
                7                       -
                8                       -
                9                       -

               10                       -
               11                       -
               12                       -
               13                       -
               14                       -

               15                       -
               16                       -
               17                       -
               18                       -
               19                       -

               20                       -
               21                       -
               22                       -
               23                       -
               24                       -

               25                       -
               26                       -
               27                       -
               28                       -
               29                       -

               30                       -
               31                       -
               32                       -
               33                       -
               34                       -

               35                       -
               36                       -
               37                       -
               38                       -
               39                       -

               40                       -
               41                       -
               42                       -
               43                       -
               44                       -

               45                       -
               46                       -
               47                       -
               48                       -
               49                       -

               50                       -
               51                       -
               52                       -
               53                       -
               54                       -

               55                       -
               56                       -
               57                       -
               58                       -
               59                       -

               60                       -
               61                       -
               62                       -
               63                       -
               64                       -

               65                     0.0267
               66                     0.0884
               67                     0.1642
               68                     0.2559
               69                     0.3660

               70                     0.5020
               71                     0.6663
               72                     0.8666
               73                     1.1163
               74                     1.4171

               75                     1.7732
               76                     2.1831
               77                     2.6479
               78                     3.1709
               79                     3.7616

               80                     4.4380
               81                     5.2163
               82                     6.1130
               83                     7.1314
               84                     8.2628

               85                     9.4909
               86                    10.8022
               87                    12.1851
               88                    13.6300
               89                    15.1452

               90                    16.7381
               91                    18.4406
               92                    20.3084
               93                    22.4784
               94                    25.2634

               95                    29.2770
               96                    35.7275
               97                    46.8583
               98                    66.0868
               99                    81.9135]

For the purposes of this table, Attained Age is based upon the age of the younger Insured.

[LIBERTY MUTUAL LOGO]

--------------------------------------------------------------------------------
                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                      A MEMBER OF THE LIBERTY MUTUAL GROUP
--------------------------------------------------------------------------------

Home Office:           175 Berkeley Street, P.O. Box 140, Boston,
                       Massachusetts  02117-0140.
Service Center:        100 Liberty Way, Dover, New Hampshire  03820-5808

                     READ THIS INSURANCE CONTRACT CAREFULLY

RIGHT TO RETURN
This is a legal contract between You and the Company. If You are not satisfied, You may return it to Us or Your agent within [10] days of its receipt and any payment will be refunded, less the amount of any partial withdrawals.

Liberty Life Assurance Company of Boston, a stock Company has issued a Modified Single Payment Variable Life Insurance contract to the Contractholder. We will pay the benefits provided by the Group Contract, subject to its terms and conditions, in consideration of Your application for coverage under the Group Contract and the receipt of Your Initial Payment. The CONTRACT GUIDE on the inside of the front cover shows where the major Contract provisions can be found.

This contract is a Certificate which is evidence of Your coverage under the Group Contract. It contains a summary of the Group Contract. If there is a conflict between this Certificate and the Group Contract, the provisions of the Group Contract will govern.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE DEATH BENEFIT IS DESCRIBED ON PAGE 4.

Signed for the Company.

/s/ Dexter R. Legg                              /s/ Edmund F. Kelly
SECRETARY                                       PRESIDENT

CERTIFICATE DESCRIPTION
This is a GROUP MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CERTIFICATE.
The Death Benefit is payable if the Insured dies while this contract is in force and before the Maturity Date.
A Maturity Benefit is payable if the Insured is living on the Maturity Date. Death Benefit and Account Value may vary with investment and earnings experience and contract charges.
This contract is not eligible for Dividends.

                                                                         Page
CONTRACT            ASSIGNMENT                                             7
GUIDE               CONTRACT LOANS                                        12
                    CONTRACT VALUES                                        8
                    DEATH BENEFIT                                          4
                    DEFINITIONS                                            3
                    GENERAL CONTRACT PROVISIONS                            6
                    GRACE PERIOD                                           6
                    INCONTESTABILITY AND SUICIDE                           7
                    INTEREST AND CHARGES                                  23
                    MATURITY BENEFIT                                       5
                    OWNER AND BENEFICIARY                                  7
                    PAYMENT OF PROCEEDS                                   18
                    PAYMENT OF PROCEEDS OPTIONS                           18
                    PAYMENTS                                               5
                    REINSTATEMENT                                          6
                    SEPARATE ACCOUNT PROVISIONS                           11
                    TABLE OF GUARANTEED MONTHLY MAXIMUM
                    COST OF INSURANCE RATES                           21, 22
                    TABLE OF WITHDRAWAL CHARGES                           23
                    WITHDRAWAL                                            13
                    ANY ADDITIONAL AGREEMENTS, ENDORSEMENTS
                    AND A COPY OF THE APPLICATION APPEAR
                    AFTER PAGE                                            23

DEFINITIONS         This is what We mean when We use the following words in Your contract:

                    ACCUMULATION UNIT. An accounting unit of measurement which We use to calculate the value of a sub-account.

                    ATTAINED AGE. The Insured's age on his or her last birthday.

                    CONTRACT DATE. The date when insurance coverage becomes effective.

                    INDEBTEDNESS. Any unpaid contract loan and unpaid loan interest.

                    LOAN ACCOUNT. An account established for amounts transferred from the sub-accounts or the Fixed Account as security for outstanding Indebtedness.

                    MONTHLY DATE. The same day in each month as the Contract Date. The day of the month on which the Monthly Deduction is taken from Your Account Value.

                    NET DEATH BENEFIT. The Death Benefit, less any Indebtedness.

                    PROCEEDS. All or part of the amount payable under any provision of this contract.

                    WRITTEN REQUEST. A notice in writing, satisfactory to Us, placed on file at Our Service Center.

                    VALUATION DAY. The day when a sub-account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

                    VALUATION PERIOD. The time period between the close of business on successive Valuation Days.

                    WE, OUR, US, THE COMPANY. Liberty Life Assurance Company of Boston.

                    YOU, YOUR, OWNER. The Owner of this contract, who may be someone other than the Insured.

DEATH               THE BENEFIT
BENEFIT             If the Insured dies while this contract is in force, We will pay a Death Benefit to the Beneficiary. The Death Benefit will be the greater of:

                    - the Initial Death Benefit shown on the Contract Information page; or

                    -  a percentage, shown below, of the Account Value.

                    The Initial Death Benefit is reduced proportionately for partial withdrawals (see page 13). We will reduce the Death Benefit by any Indebtedness. The Death Benefit will be determined on the date We receive proof, satisfactory to Us, of the Insured's death. The applicable percentage is based upon the Insured's Attained Age.

                    Attained Age        Account Value %

                      40 & less                250
                      41                       243
                      42                       236
                      43                       229
                      44                       222
                      45                       215
                      46                       209
                      47                       203
                      48                       197
                      49                       191
                      50                       185
                      51                       178
                      52                       171
                      53                       164
                      54                       157
                      55                       150
                      56                       146
                      57                       142
                      58                       138
                      59                       134
                      60                       130
                      61                       128
                      62                       126
                      63                       124
                      64                       122
                      65                       120
                      66                       119
                      67                       118
                      68                       117
                      69                       116
                      70                       115
                      71                       113
                      72                       111
                      73                       109
                      74                       107
                      75-90                    105
                      91                       104
                      92                       103
                      93                       102
                      94-99                    101
                      100                      100

                    GUARANTEED DEATH BENEFIT
                    This contract has a guaranteed Death Benefit equal to the Initial Death Benefit. In the absence of Indebtedness, this guaranteed Death Benefit will be in effect until the date shown in the table below:

                    INSURED'S ISSUE AGE       EXPIRY DATE OF GUARANTEED
                                              DEATH BENEFIT
                          0-34                30 Years from the Contract Date
                         35-54                20 Years from the Contract Date
                         55-80                10 Years from the Contract Date
                         81-85                 5 Years from the Contract Date

                    The guaranteed Death Benefit is reduced proportionately for partial withdrawals (see page 13).

                    While the Guaranteed Death Benefit is in effect, on any Monthly Date when the Surrender Value is not sufficient to cover the Monthly Deduction and this contract has no Indebtedness, We will waive that insufficiency and waive all future Monthly Deductions until the earlier of the Surrender Value being sufficient to cover the Monthly Deductions or the Guaranteed Death Benefit expires.

                    If the Surrender Value is not sufficient to pay the Monthly Deduction or Loan Interest after the Guaranteed Death Benefit has expired or this contract has Indebtedness, this contract will enter the Grace Period. To keep this contract in force, an amount at least as large as (A) plus (B) plus
                    (C) must be remitted, where:
                    (A) is the amount by which the Monthly Deduction is insufficient;
                    (B)  is the next three Monthly Deductions; and
                    (C) is the net loan interest for the next 3 months (net loan interest is contract loan interest charged less interest credited on the loan balance).

                    This remittance will be considered a loan repayment, unless otherwise specified in writing. If the amount necessary to keep this contract in force exceeds the outstanding Indebtedness, only the Indebtedness is due. Once the Indebtedness has been repaid, all future Monthly Deductions will be waived until the Surrender Value is sufficient to cover the Monthly Deductions or the Guaranteed Death Benefit expires.

                    INTEREST ON DEATH BENEFIT
                    We will pay interest on any Death Benefit payable in one sum. The interest rate will never be less than 3 1/2% per year from the date of death to the date of payment, or the rate required by applicable state law, if greater.

MATURITY BENEFIT    MATURITY BENEFIT
                    We will pay a Maturity Benefit to You if the Insured is living and coverage under this contract is in force on the Maturity Date, which is the contract anniversary on or following the Insured's 100th birthday. The amount of the Maturity Benefit is equal to the Surrender Value.

PAYMENTS            INITIAL PAYMENT
                    The Initial Payment is shown on the Contract Information page and is payable on or before delivery of this contract. The payment is payable at Our Service Center or to an authorized agent. A copy of Your application, signed by Us or Our authorized agent, is Your receipt for Your Initial Payment.

                    SUBSEQUENT PAYMENTS
                    We will accept additional payments if:

                    -  the payment is required to keep this contract in force;
                       or
                    - the payment is at least $1,000 and the payment will not result in the disqualification of coverage under the Group Contract as life insurance under the Internal Revenue Code as it now exists or may later be amended.

                    If We accept an additional payment, evidence of insurability satisfactory to Us will be required if an increase in the Death Benefit occurs as a result of such payment.

                    PAYMENT ALLOCATION
                    The Initial Payment will be allocated to the Fixed Account on the date We receive the payment.

                    The Account Value of the Fixed Account will then be allocated to the sub-accounts, in whole percentages, according to the payment allocation specified in the application. We may delay such allocation until after the expiration of the Right to Return period stated on the front page of Your contract.

                    GRACE PERIOD
                    If this contract has Indebtedness and the Surrender Value is insufficient to pay the Monthly Deduction and either a contract has Indebtedness or the Guaranteed Death Benefit has expired, a Grace Period of 61 days will be permitted for a payment sufficient to continue this contract in force. We will send a notice to You at Your last known address requesting the amount due. If the required amount is not received within 61 days, this contract will terminate without value. If the Insured dies during a Grace Period, the Death Benefit will be reduced by any Monthly Deductions or Loan Interest due but not paid.

                    REINSTATEMENT
                    This contract may be reinstated within five years of the end of the Grace Period and prior to the Maturity Date if We receive:

                    -  Your Written Request to reinstate this contract;
                    -  evidence of insurability satisfactory to Us; and
                    - a payment equal to at least three Monthly Deductions following the effective date of reinstatement.

                    If the Indebtedness is not repaid, such Indebtedness will also be reinstated.

LIFE INSURANCE      LIFE INSURANCE QUALIFICATION
QUALIFICATION       Coverage under the Group Contract is intended to qualify for treatment as life insurance under the Internal Revenue Code as it now exists or may later be amended. We reserve the right to amend the Group Contract and this contract to comply with future changes in the Code and its Regulations.
                    Any amendments will be made by an agreement approved by the proper regulatory authorities. We will promptly provide You with a copy of any amendment.

                    We reserve the right to refuse premium payments and to return those premium payments, in whole or in part, if accepting them would disqualify coverage under the Group Contract from favorable tax treatment under the Code. A premium payment will not be refused if the payment will prevent this contract from terminating.

GENERAL CONTRACT    YOUR CONTRACT
PROVISIONS          Your contract is issued in consideration of Your application for coverage under the Group Contract and the Initial
                    Payment. This contract contains a summary of the terms of the Group Contract. All statements made by the Contractholder, or by an Owner, or an Insured are representations and not warranties. No statement made by or on behalf of an Insured will be used by Us to rescind the coverage under the Group Contract, or defend a claim under it, unless a copy of the instrument containing such statement has been furnished to an Insured, if living, otherwise to the Beneficiary of the coverage being contested.

                    Any additional amendments to this contract, summarizing changes to the Group Contract are shown on the Contract Information page. These amendments are attached to and made a part of this contract.

                    WAIVER
                    Only an officer of the Company can waive or change any provision of the Group Contract or a contract issued under the Group Contract, and only by means of a written instrument.

                    No agent may change or waive any provision of the Group Contract or a contract issued under the Group Contract.

                    We may modify the terms and conditions of the Group Contract to conform to any new law or regulation affecting the Group Contract or a contract issued under the Group Contract. Any change to the Group Contract or any contract agreed to between the Contractholder and Us will not prejudice the rights of any individual covered under the Group Contract on the effective date of the change.

                    MISSTATEMENT OF AGE OR SEX
                    If the age or sex of the Insured has been misstated, any Proceeds will be adjusted to that amount which the payments paid would have purchased at the correct age and sex. Age refers to the Insured's age last birthday on the Contract Date.

                    ASSIGNMENT
                    Your contract may be assigned. We will not be on notice of any assignment until a duplicate of the original assignment is filed at Our Service Center. We assume no responsibility for the validity or effect of any assignment, and may rely solely on the assignee's statement of interest.

                    CONTRACT ANNIVERSARY
                    Contract years and anniversaries will be computed from the Contract Date.

                    COMPLIANCE WITH LAW
                    If any provision of this contract is in conflict with any applicable law, it is hereby amended to comply with the minimum requirements of such law.

OWNER AND           OWNER
BENEFICIARY         The Owner is as named in the application on the Contract
                    Date, and may be changed from time to time. Unless otherwise provided, the ownership rights of an individual who dies before the Insured will belong to the surviving joint owner, or if no joint owner, to the executors or administrators of that individual's estate. The ownership rights of a corporation, partnership or fiduciary will belong to its successors or assigns.

                    During the Insured's lifetime, the rights and privileges stated in this contract may be exercised only by the Owner.

                    BENEFICIARY
                    The Beneficiary is as named in the application on the Contract Date, and may be changed from time to time. The interest of any Beneficiary who dies before the Insured will terminate at the death of that Beneficiary.

                    If no Beneficiary designation is in effect at the Insured's death, or if there is no designated Beneficiary then living, You will be the Beneficiary. However, if the Insured was the Owner, the executors or administrators of the Insured's estate will be the Beneficiary.

                    CHANGE OF OWNERSHIP OR BENEFICIARY
                    You may change the Owner or any Beneficiary by Written Request during the Insured's lifetime. The change will take effect as of the date the request is signed after We acknowledge receipt in writing, whether or not You or the Insured is living at the time of acknowledgment. The change will be subject to any assignment, and to any payment made or action taken by Us before acknowledgment.

INCONTESTABILITY    INCONTESTABILITY AFTER TWO YEARS
AND SUICIDE         In the absence of fraud, an Insured's coverage under this
                    contract will be incontestable after it has been in force during the Insured's lifetime;

                    -  with respect to the Initial Death Benefit, for two
                        years from the Contract Date; and

                    - with respect to each increase in the Initial Death Benefit, for two years from the effective date of that increase.

                    SUICIDE WITHIN TWO YEARS
                    If the Insured dies by suicide within two years from the Contract Date, while sane or insane, the amount payable under this contract will be limited to the greater of the Account Value less Indebtedness or the minimum value required by the state where this contract was issued for delivery.

CONTRACT VALUES     ACCOUNT VALUE
                    Your Account Value on the Contract Date is equal to the Initial Payment less the Monthly Deduction for the first contract month.

                    On each Monthly Date, Your Account Value equals:

                    - the sum of the value of Your Accumulation Units in the sub-accounts; plus
                    -  Your Account Value in the Fixed Account; plus
                    -  the value of Your Loan Account, if any; minus
                    -  the Monthly Deduction.

                    On each Valuation Day, other than a Monthly Date, Your Account Value equals:

                    - the sum of the value of Your Accumulation Units in the sub-accounts; plus
                    -  Your Account Value in the Fixed Account; plus
                    -  the value of Your Loan Account, if any.

                    CASH VALUE
                    A Withdrawal Charge will be subtracted from the Account Value to determine the Cash Value. The Withdrawal Charges are shown on the Interest and Charges page.

                    SURRENDER VALUE
                    Your Surrender Value is equal to Your Cash Value, minus the Contract Fee, and minus any Indebtedness.

                    ACCOUNT VALUE IN FIXED ACCOUNT
                    The Account Value in the Fixed Account on the Contract Date is equal to the Initial Payment less the Monthly Deduction for the first contract month.

                    On each Monthly Date, the Account Value in the Fixed Account is equal to:

                    - the Account Value in the Fixed Account on the preceding Monthly Date with one month's interest; plus
                    - the Account Values transferred to the Fixed Account since the preceding Monthly Date and interest from the date the Account Value is transferred to the Monthly Date; minus
                    - the Account Values transferred from the Fixed Account since the preceding Monthly Date and interest from the date the Account Value is transferred to the Monthly Date; minus
                    - all withdrawals from the Fixed Account since the preceding Monthly Date plus interest from the date of the withdrawal to the Monthly Date; minus
                    - the portion of the Monthly Deduction allocated to the Account Value in the Fixed Account, to cover the contract month following the Monthly Date.

                    On any date other than a Monthly Date, the Account Value will be calculated on a consistent basis.

                    SUB-ACCOUNT VALUES
                    Amounts allocated to sub-accounts are applied to provide Accumulation Units in each sub-account. An Accumulation Unit is used to calculate the value of a sub-account. The number of Accumulation Units credited to each sub-account is determined by dividing the amount allocated to a sub-account by the dollar value of one Accumulation Unit for such sub-account. The number of Your Accumulation Units is not affected by any subsequent change in the value of the units. The Accumulation Unit values in each sub-account may increase or decrease daily.

                    SUB-ACCOUNT ACCUMULATION UNIT VALUE
                    The Accumulation Unit value for each sub-account will vary to reflect the investment experience of the applicable sub-account and will be determined on each Valuation Day by multiplying the Accumulation Unit value of the particular sub-account on the preceding Valuation Day by a net investment factor for that sub-account for the Valuation Period then ended. The net investment factor for each sub-account is equal to the net asset value per share of the corresponding investment at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that investment in the Valuation Period then ended) divided by the net asset value per share of the corresponding investment at the beginning of the Valuation Period, less the Separate Account Expense Charge.

                    While We are not currently making a provision for current taxes, any new taxes or increase in taxes attributable to the operations of the Separate Account, We reserve the right to deduct such a charge from the Accumulation Unit value.

                    SUB-ACCOUNT ACCUMULATION VALUE
                    Your accumulation value in any sub-account equals:

                    - the number of Your Accumulation Units in that sub-account on the Valuation Day;
                    - multiplied by that sub-account's Accumulation Unit value on the Valuation Day.

                    EMERGENCY PROCEDURE
                    With the exception of weekends or holidays, if a national stock exchange is closed, or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission (SEC) so that We cannot value the sub-accounts, or as otherwise ordered by the SEC, We may postpone all procedures which require valuation of the sub-accounts until valuation is possible. Any provision of this contract which specifies a Valuation Day will be superseded by the emergency procedure.

                    COST OF INSURANCE
                    The Cost of Insurance is determined on the Monthly Date and is computed as follows:

                    - Divide the Death Benefit on the first day of the contract month by 1 plus the Guaranteed Monthly Equivalent Interest Rate shown on the Interest and Charges page;
                    - Reduce the result by the Account Value on that day before computing the Monthly Deduction for the Cost of Insurance; and
                    - Multiply the difference by the Cost of Insurance Rate for that month divided by 1000.

                    COST OF INSURANCE RATE
                    The Cost of Insurance Rate is the rate applied to the insurance under this contract to determine the Cost of Insurance. It is based on the Attained Age, sex and rating classification of the Insured. The Cost of Insurance Rate will not be greater than the guaranteed rates shown in the Table of Guaranteed Monthly Maximum Cost of Insurance Rates (see pages 21 and 22).

                    MONTHLY DEDUCTION
                    A Monthly Deduction is made for the Cost of Insurance, Contract Fee, the Expense Charge on the Fixed Account and the cost of any Additional Benefit Agreements. The Monthly Deduction for a contract month will be calculated by adding:

                    -  the Contract Fee, if due;
                    -  the Expense Charge on the Fixed Account;
                    -  the Cost of Insurance for the contract month; and
                    -  the cost for the contract month of any Additional
                       Benefits.

                    The Expense Charge on the Fixed Account will be deducted from Your Fixed Account balance. The remainder of the Monthly Deduction for a contract month will be allocated among the Fixed Account and the sub-accounts of the Separate Account in proportion to the Account Value in each account. When determining these proportions, the Account Values are used net of any Indebtedness at the beginning of the month. The Monthly Deduction for each date that falls on a contract anniversary also includes the Contract Fee.

                    CONTRACT FEE
                    On each contract anniversary, the Contract Fee shown on the Interest and Charges page will be deducted from the Fixed Account and the sub-accounts in proportion to the Account Value in each account. The Contract Fee is also deducted upon full surrender of this contract.

                    FIXED ACCOUNT EXPENSE CHARGE
                    On each Monthly Date, an expense charge equal to the monthly equivalent of the annual rate as shown on the Interest and Charges page is deducted from the Fixed Account.

                    INTEREST RATES
                    The Guaranteed Interest Rate for the Fixed Account is shown on the Interest and Charges page. Interest rates are expressed as effective annual rates. The rate is compounded daily and is used to calculate Account Values of the Fixed Account. We may credit interest in excess of the Guaranteed Interest Rate. Such excess interest will be at Our sole discretion.

                    The Account Value allocated to the Fixed Account will be guaranteed and the rate of interest will be guaranteed for at least the balance of the contract year. We determine interest rates in accordance with market conditions and other factors. We may change the rate guaranteed on new allocations at any time. This may cause the guaranteed interest rate on Account Values at the beginning of a contract year to differ from the guaranteed rate on values transferred in at a later date. Once We guarantee an interest rate for an amount in the Fixed Account, We will not change it until the end of the current guarantee period.

                    Interest on Indebtedness will be credited on each contract anniversary at the Guaranteed Interest Rate for the Fixed Account, as shown on the Interest and Charges page.

                    BASIS OF VALUES
                    The method used in computing Account Values and reserves in the Separate Account is in accordance with actuarial procedures that recognize the variable nature of the Separate Account. A detailed statement of the method of computing values has been filed with the Insurance Department of the state in which the Group Contract was issued for delivery. All contract values are equal to or in excess of the minimum values required and all comply with the laws of that state.

SEPARATE ACCOUNT    SEPARATE ACCOUNT
PROVISIONS          The assets of the Separate Account will be used to provide values and benefits under this contract and any similar policies. The assets of the Separate Account are owned by Us and cannot be charged with liabilities which may arise from any other business the Company may conduct. The assets of the Separate Account are not part of Our general account. We may transfer to Our general account any assets of the Separate Account which exceed the reserves and other contract liabilities of the account. Unless otherwise permitted by law, the investment policy of the Separate
                    Account will not be changed without the express or deemed approval of the state where this contract was issued for delivery.

                    INVESTMENT ALLOCATIONS
                    The Separate Account is divided into several sub-accounts. We use amounts allocated to a sub-account to buy shares or units of the investment option shown in the prospectus for that sub-account. The Initial Payment is initially allocated to the Fixed Account. Subsequently, the payment will be allocated as You requested in the application. We may delay such allocation until after the expiration of the Right to Return period stated on the front page of Your contract.

                    SUBSTITUTION
                    We may substitute another underlying investment without Your consent. Substitution would occur if We determine that the use of such underlying investment is no longer possible or if We determine it is no longer appropriate for the purposes of this contract. No substitution will be made without notice to You and without the prior approval of the SEC and the state where this contract was issued for delivery, if required. Should a substitution, addition or deletion occur, You will be allowed to select from the then current sub-accounts and substitution may be made with respect to both existing payments and the investment of future payments.

                    TRANSFERS
                    You may transfer Account Values among the sub-accounts or from the sub-accounts into the Fixed Account, upon request. The value transferred from any sub-account must be at least $250 or the entire balance, if less. The Account Value remaining in a sub-account after any transfer must be at least $500. If the balance remaining in a sub-account as a result of a transfer is less than $500, We may require You to transfer the entire balance.

                    Transfers may be subject to a transfer charge. This charge will not exceed $25. A transfer of all of the Account Value from the Separate Account to the Fixed Account will not be subject to a transfer charge.

                    Transfers from the Fixed Account to the sub-accounts must occur within 60 days after each contract anniversary. The largest amount that may be transferred out in each contract year is the greater of the amount transferred in the prior contract year or 20% of the balance in the Fixed Account. A transfer of all of the Account Value from the Separate Account to the Fixed Account will not be subject to a transfer charge.

                    We may modify the transfer privilege at any time, upon approval of the Insurance Department of the state in which this contract was issued for delivery.

                    SEPARATE ACCOUNT EXPENSE CHARGE
                    On each Valuation Day, an expense charge equal to the daily equivalent of the annual rate as shown on the Interest and Charges page is deducted proportionately from the sub-accounts.

REPORTS             ANNUAL REPORT
                    At least once each year, We will send You a report which shows:
                    -  the current Death Benefit;
                    -  the current Account Value;
                    -  the current Cash Value;
                    -  the Payments paid;
                    -  investment gain/loss;
                    -  any Indebtedness;
                    -  the Cost of Insurance;
                    -  the Expense Charge;
                    -  the current Surrender Value; and
                    - any other information required by the state in which the Group Contract was issued for delivery.

                    ILLUSTRATION OF BENEFITS
                    During any contract year, We will provide You with one illustration of hypothetical future Account Values and Death Benefits at any time upon Written Request. We may charge a reasonable fee for any subsequent illustrations during the same contract year. However, the fee will not be greater than $25.

CONTRACT LOANS      LOANS
                    Your contract has a Loan Value which is equal to 90% of the Cash Value (see page 8) as of the date of the loan. Loans must be at least $250. You may borrow the Loan Value by assigning this contract to Us as security for the loan. The assignment form must be satisfactory to Us. Loans may be made at any time while an Insured is covered under this contract. We may defer the granting of a loan for up to 6 months.

                    You may decide the proportions in which to allocate the contract loan among the sub-accounts of the Separate Account. If You do not specify the allocation, then the contract loan will be allocated among the sub-accounts of the Separate Account and the Fixed Account in proportion to the Account Value in each account. The Account Value equal to the portion of the contract loan allocated to a sub-account and the Fixed Account will be transferred from that sub-account and the Fixed Account to the Loan Account and the Account Value in that sub-account and the Fixed Account will be reduced by the amount transferred. If loan interest is not paid when due, an amount of Account Value equal to the loan interest will also be transferred.

                    If on any contract anniversary, this contract's Indebtedness exceeds the Account Value in the Loan Account, We will transfer Account Value equal to the excess Indebtedness from the Fixed Account and the sub-accounts of the Separate Account to the Loan Account as security for the excess debt in the same manner as the original loan. We will not delay a policy loan if it is needed to pay premiums on policies with Us.

                    PREFERRED LOAN
                    The amount available for a Preferred Loan is the earnings of this contract since its inception.

                    Earnings equals (A) minus (B) minus (C) minus (D) plus (E); where
                    (A)  is the Account Value;
                    (B)  is total payments made;
                    (C)  is the preferred loan balance;
                    (D)  is accrued loan interest; and

                    (E) is all prior partial withdrawals in excess of earnings.

                    LOAN INTEREST
                    Interest on contract loans equals the Guaranteed Interest Rate For the Fixed Account, as shown on the Interest and Charges page, plus 2%. Interest on Preferred Loans equals the Guaranteed Interest Rate For the Fixed Account, as shown on the Interest and Charges page. Interest will accrue daily from the date of the loan, and is due on each contract anniversary. Unpaid interest will be added to existing Indebtedness, and will accrue interest at the same rate. If the total Indebtedness on this contract equals or exceeds the Cash Value, this contract will enter the Grace Period.

                    REPAYMENT
                    While this contract is in force during the Insured's lifetime, any loan may be repaid in whole or in part. When a loan repayment is made, the Account Value in the Loan Account will be reduced by the loan repayment, and this amount will be allocated proportionately among the Fixed Account and sub-accounts of the Separate Account.

WITHDRAWAL          WITHDRAWAL
                    You may withdraw from this contract its full Surrender Value upon Written Request at any time during the lifetime of the Insured and while an Insured is covered under the Group
                    Contract. Upon withdrawal of the full Surrender Value, this contract will terminate.

                    You may also make a partial withdrawal under this contract. Partial withdrawals must be at least $250. For any partial withdrawal after the first in any contract year, We may charge a transaction fee of the lesser of $25 or 2% of the amount of the partial withdrawal. You may select the sub-accounts from which to deduct the amount of the partial withdrawal. If You do not indicate where the funds will be deducted from, the amount of the partial withdrawal will be deducted on a pro rata basis from the sub-accounts and the Fixed Account. The Initial Death Benefit is reduced on the date of the partial withdrawal in the same proportion that the Account Value was reduced. If a partial withdrawal less any applicable Withdrawal Charge, as described below, reduces the Account Value to below Our current minimum, then the withdrawal request will be treated as a request to withdraw the full Surrender Value.

                    We may defer the payment of Your withdrawal from the Fixed Account for up to 6 months.

                    WITHDRAWAL CHARGE
                    Unless waived by Us, a Withdrawal Charge will be deducted from the Account Value in the event of a withdrawal.

                    For a full withdrawal, the Withdrawal Charge is calculated by multiplying (B) by (C) and subtracting the product from
                    (A), where:

                    (A) is the Initial Payment multiplied by the applicable percentage rate from the Table of Withdrawal Charges;
                    (B)  is each previous withdrawal charge collected; and
                    (C) is the Withdrawal Charge percentage in effect at the time of a full withdrawal divided by the Withdrawal Charge percentage at the time each withdrawal was made.

                    For a partial withdrawal, the Withdrawal Charge is calculated by multiplying the applicable percentage rate from the Table of Withdrawal Charges by the amount of the partial withdrawal. The total of the Withdrawal Charges in a contract year may not be greater than the applicable percentage rate from the Table of Withdrawal Charges multiplied by the portion of the Initial Payment not previously withdrawn as of the beginning of the contract year.

                    WAIVER OF WITHDRAWAL CHARGE

                    We will waive the Withdrawal Charge on that portion of a withdrawal not exceeding the greater of:
                    - 10% of the Account Value less any prior partial withdrawals and Preferred Loans taken during the contract year; or
                    - the earnings of the contract since its inception (see page 12).

                    We will also waive the Withdrawal Charge in the event of a Qualifying Medical Stay. To qualify for this waiver:

                    - the Insured must have a Qualifying Medical Stay which begins after the first contract year and lasts at least 45 days during any continuous 60 day period; or
                    - the Insured's spouse must have a Qualifying Medical Stay which begins after the first contract year and lasts at least 45 days during any continuous 60 day period; and
                    - You must mail Your Written Request for this waiver, together with proof, satisfactory to Us, of the stay, within 180 days of initial eligibility.

                    If the Insured's spouse had a Qualifying Medical Stay within 45 days prior to the Contract Date, a waiver of the Withdrawal Charge will not be considered for the Insured's spouse, until the later of:

                    - 6 months from the date of the last Qualifying Medical Stay; or
                    -  the first contract anniversary.

                    Qualifying Medical Stay means: 1) confinement in a Qualifying Institution; and 2) treatment by a Qualifying Medical Professional.

                    Qualifying Institution means a licensed hospital or licensed skilled or intermediate care nursing facility at which: 1) medical treatment is available on a daily basis; and 2) daily medical records are kept on each patient. It does not include: 1) a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; or 2) a place mainly for rest.

                    A Qualifying Medical Professional is a legally qualified practitioner of the healing arts who is: 1) acting within the scope of his or her license; 2) not a resident of Your household; and 3) not a member of Your immediate family (children, grandchildren, parents, grandparents, siblings and their spouses).

                    Treatment means the rendering of medical care or advice related to a specific medical condition. Treatment includes diagnosis and subsequent care. It does not include routine monitoring unless medically necessary.

ACCELERATED         THE RECEIPT OF AN ACCELERATED DEATH BENEFIT MAY BE TAXABLE.
DEATH BENEFIT       YOU SHOULD CONSULT YOUR PERSONALTAX OR LEGAL ADVISOR BEFORE
PROVISIONS          APPLYING FOR THIS BENEFIT.

                    THE DEATH BENEFIT, ACCOUNT VALUE AND LOAN VALUE WILL BE REDUCED IF AN ACCELERATED DEATH BENEFIT IS PAID.

                    ACCELERATED DEATH BENEFIT
                    If, while this contract is in force, We receive proof, satisfactory to Us, that the Insured either:
                    (1)  has a Terminal Condition; or
                    (2)  is Chronically Ill;
                    We will pay a portion of the contract's Death Benefit to You as an Accelerated Death Benefit.

                    The balance of the Death Benefit is payable upon the Insured's Death. Only one Accelerated Death Benefit payment is payable under this contract.

                    DEFINITION OF TERMINAL CONDITION
                    Terminal Condition means a medical condition which is expected to result in the Insured's death within 24 months from the date of the medical certification submitted to Us in connection with the application for the Accelerated Death Benefit and from which there is no reasonable prospect of recovery. Such Terminal Condition must be certified by a physician who meets the definition of a physician under
                    Section 101(g) of the Internal Revenue Code.

                    DEFINITION OF CHRONICALLY ILL
                    Chronically Ill means any Insured who has been certified by a licensed health care practitioner within the last 12 months as:
                    (1) being unable to perform, without substantial assistance from another individual, at least two activities of daily living for a period of at least 90 days due to a loss of functional capacity; or
                    (2) requiring substantial supervision to protect such individual from threats to health and safety due to severe cognitive impairment.
                    Such licensed health care practitioner must meet the definition of a licensed health care practitioner under
                    Section 7702B(c) of the Internal Revenue Code.

                    ACTIVITIES OF DAILY LIVING
                    The activities of daily living prescribed in item (1) above are:
                    -  eating
                    -  toileting
                    -  transferring
                    -  bathing
                    -  dressing
                    -  continence

                    AMOUNT OF ACCELERATED DEATH BENEFIT
                    We first calculate the Benefit Base, which equals the Death Benefit as defined in the DEATH BENEFIT section of this contract (before subtracting any Indebtedness).

                    We then calculate the Maximum Available Accelerated Death Benefit by multiplying the Benefit Base by 90%.

                    You may elect all or a portion of this Maximum Available Accelerated Death Benefit. However, the amount elected may not be less than $10,000, nor greater than $250,000. Additionally, the Initial Death Benefit for this contract remaining in force must be no less than $10,000.

                    You will receive less than the amount You elect because We:
                    (1) discount the amount You receive because it is an early payment;
                    (2)  deduct a processing fee, not to exceed $100; and
                    (3) repay and reduce any Indebtedness by the percentage of Death Benefit accelerated.

                    In discounting the amount You elect, We will assume that the Death Benefit would have been paid 24 months after the date the Accelerated Death Benefit is paid. The discount rate will equal the greater of:
                    (1)  the current yield on 90 day treasury bills; or
                    (2) the current maximum statutory adjustable contract loan interest rate based on the greater of:
                         (a) Moody's Corporate Bond Yield Averages-Monthly Average Corporates-published by Moody's Investors Services, Inc., or any successor thereto for the calendar month ending two months before the date of application for an accelerated payment; and (b) the contract's Guaranteed Annual Interest Rate for the Fixed Account rate plus 1%.

                    No Withdrawal Charge will apply when You receive an Accelerated Death Benefit.

                    TERMINAL CONDITION OPTION
                    This option provides that the Accelerated Death Benefit will be paid to You in equal monthly installments for 12 months. For each $1,000 of Accelerated Death Benefit, each payment will be at least $84.65. This assumes an annual interest rate of 3.5%.

                    If the Insured dies before all the payments have been made, We will pay the Beneficiary in one sum. The one sum payment will be the present value of the payments that remain. We will compute the value based on the interest rate We used to determine those payments.

                    If You do not want monthly payments, We will pay You the Accelerated Death Benefit in one sum, upon Written Request. Such payment will be calculated described in the Amount of Accelerated Death Benefit provision.

                    CHRONICALLY ILL PAYMENT OPTION
                    This option provides level monthly payments for the number of years shown in the table that follows. For each $1,000 of Accelerated Death Benefit, each payment will be at least the minimum amount shown in the table. The table uses an annual interest rate of 3.5%; We may use a higher rate.

                    ATTAINED             PAYMENT                MINIMUM MONTHLY
                     AGE OF             PERIOD IN              PAYMENT FOR EACH
                    INSURED               YEARS         $1,000 OF DISCOUNTED BENEFIT
                    64 and under           10                     $ 9.83
                    65-67                   8                     $11.90
                    68-70                   7                     $13.38
                    71-73                   6                     $15.35
                    74-77                   5                     $18.12
                    78-81                   4                     $22.27
                    82-86                   3                     $29.19
                    87 and over             2                     $43.05

                    If the Insured dies before all the payments have been made, We will pay the beneficiary in one sum. The one sum We pay will be the present value of the payments that remain. We will compute the value based on the interest rate We used to determine those payments.

                    If We agree, You may choose a longer payment period than that shown in the table; if You do, monthly payments will be reduced so that the present value of the payments is the same. We will use an interest rate of at least 3.5%.

                    We reserve the right to set a maximum monthly benefit that We will pay under this option.

                    If We do so, it will be at least $5,000.

                    If You do not want monthly payments, We will pay You the Accelerated Death Benefit in one sum, upon Written Request. Such payment will be calculated as described in the Amount of Accelerated Death Benefit provision with the exception of the period over which the payment will be discounted. The lump sum payment will be discounted over a period not less than the Payment Period in Years section of this provision. If the Insured dies before the end of the discount period, We will recalculate the Accelerated Benefit based upon the number of years between the end of the discount period and the date of death. The Beneficiary will be paid the difference between this recalculated amount and the amount that was received, minus the processing fee.

                    EFFECT ON THIS CONTRACT
                    When We pay the Accelerated Death Benefit, We will calculate a percentage which equals:
                    (1) the amount You elect to receive (before any reductions); divided by
                    (2)  the Benefit Base.

                    We will reduce by that percentage:
                    (1)  the Initial Death Benefit;
                    (2)  the Account Value; and
                    (3)  any Indebtedness.

                    Any future Monthly Deductions, Cost of Insurance charges, or Withdrawal Charges will be based on the reduced amount of insurance.

                    Once We approve Your claim, We will send You a new Contract Information page with these changes. The subsequent payment of a Death Benefit or Maturity Benefit of this contract will constitute full settlement of the obligations of the Group Contract and of this contract.

                    CONDITIONS
                    Your right to receive the Accelerated Death Benefit is subject to the following conditions:
                    (1) We must receive evidence, satisfactory to Us, of the Insured's eligibility for this Benefit. Evidence satisfactory to Us, may include, but is not limited to:
                         - the records of the Insured's attending physician, including a prognosis of the Insured;
                         - all pertinent facts concerning the Insured's health; and
                         - a medical examination of the Insured conducted by a physician chosen by Us and at Our expense. If there is a difference of opinion as to the prognosis of the Insured, the opinion of a licensed physician, acceptable to both Us and the Insured, will control.
                    (2) You must choose the option in writing in a form that meets Our needs.
                    (3) If You have assigned all or a portion of this contract, You must also give Us a signed consent form from the assignee.
                    (4) All beneficiaries must consent in writing to the payment of the Accelerated Death Benefit on the date the Benefit is requested.
                    (5)  You must send Us this contract.

                    EXCEPTIONS
                    This Benefit will not be paid if:
                    (1) the Insured is required by a governmental agency to claim this Benefit in order to apply for, receive, or continue a government benefit or entitlement;
                    (2) the Insured is required by law to use this Benefit to meet the claims of creditors, whether in bankruptcy or otherwise;

                    (3) all or part of this contract's Death Benefit must be paid to the Insured's children or spouse or former spouse as part of a divorce decree, separate maintenance or property settlement contract; or
                    (4) the Insured is married and lives in a community property state, unless the Insured's spouse has given Us signed written consent.

TERMINATION         TERMINATION OF AN INSURED'S COVERAGE
                    An Insured's coverage under the Group Contract will terminate when one of the following events occur:
                    -  an Insured dies;
                    -  an Insured's coverage matures;
                    -  the date an Insured's coverage ends without value; or
                    -  the date an Insured's coverage is surrendered for its
                       Surrender Value.

                    CONTINUATION OF INSUREDS' COVERAGE AFTER DISCONTINUANCE
                    If the Group Contract is discontinued, any insurance then in effect will remain in force under this contract, provided it is not cancelled or surrendered by the Owner.

                    DELAY OF PAYMENT
                    We will pay Surrender Values, withdrawals and contract loans allocated to the Separate Account within seven days after We receive Your Written Request. We will pay death Proceeds allocated to the Separate Account within seven days, only after We receive Your Written Request and receive proof, satisfactory to Us, of the Insured's death. Payment may be delayed if:

                    - the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the SEC; or
                    - an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the sub-accounts; or
                    - the SEC, by order, permits postponement for the protection of contract owners.

PAYMENT OF          PAYMENT
PROCEEDS            The Proceeds of this contract will be subject first to the interest of an assignee, to whom payment will be made in on sum. We will pay any remaining Proceeds to You before the Insured's death, and to the Beneficiary after the Insured'se death.

                    Payment to the Beneficiary will be made only if We receive proof, satisfactory to Us, of the Insured's death. Unless otherwise provided, payment will be made in equal shares to those Beneficiaries entitled to receive the Proceeds.

PAYMENT OF          PAYMENT OF PROCEEDS OPTIONS
PROCEEDS            The Proceeds may be applied under one of the following
OPTIONS             Options. An Option must be selected by Written Request. You may select an Option during the Insured's lifetime. If You have not selected an Option before the Insured's death, the Beneficiary may choose one. We will not permit surrenders or partial withdrawals after payments under a proceeds option involving life contingencies commence.

                    THE OPTIONS
                    1. INTEREST. We will pay interest monthly on Proceeds left on deposit with Us. We will declare the interest rate each year. It will never be less than 3 1/2% a year.
                    2. FIXED AMOUNT. We will pay equal monthly installments, first payment immediately, until the Proceeds and the interest have been exhausted. Interest will be credited on unpaid balances at the rate which We will declare each year. It will never be less than 3 1/2%, compounded annually.

                    3. FIXED PERIOD. We will pay equal monthly installments, first payment immediately, for not more than 25 years. The minimum amount of each installment may be determined from the OPTION 3 TABLE on page 20. This Table is based on a guaranteed interest rate of 3 1/2%, compounded annually.

                    4. LIFE INCOME. We will pay equal monthly installments, first payment immediately, for the lifetime of the payee with or without a guaranteed period. The minimum amount of each installment may be determined from the OPTION 4 TABLE on page 20. This table is based on the 1983a Individual Annuity Mortality Table, adjusted to include 10 years of mortality improvement under Projection Scale G. Installment payments for ages not listed in the table will be provided upon request. This Table is based on a guaranteed interest rate of 3 1/2%, compounded annually. The guaranteed period selected may be: (1) 10 years; (2) 15 years; or (3) 20 years.

                    5. OTHER PAYMENT. We will pay the Proceeds in any other manner that may be mutually agreed upon.

                    AVAILABILITY
                    No Option may be selected unless the amount to be applied is more than $2,000 and will provide an installment payment of at least $20. Unless We consent, these Options will not be available if the payee is an assignee, administrator, executor, trustee, association, partnership or corporation.

                    ADDITIONAL INTEREST
                    At Our discretion, additional interest may be declared annually on all Payment Options. This interest will lengthen the period under Option 2, and increase the installment amounts under Options 3 and 4.

                                 OPTION 3 TABLE
             MINIMUM MONTHLY INSTALLMENT PAYMENT PER $1,000 APPLIED

-------------------------------------------------------------------------------------------------------------------------
Number       Monthly      Number     Monthly       Number     Monthly      Number      Monthly      Number     Monthly
of Years     Payment      of Years   Payment       of Years   Payment      of Years    Payment      of Years   Payment
-------------------------------------------------------------------------------------------------------------------------
  1           $ 84.65        6      $ 15.35          11      $ 9.09          16       $ 6.76          21        $ 5.56
-------------------------------------------------------------------------------------------------------------------------
  2             43.05        7        13.38          12        8.46          17         6.47          22          5.39
-------------------------------------------------------------------------------------------------------------------------
  3             29.19        8        11.90          13        7.94          18         6.20          23          5.24
-------------------------------------------------------------------------------------------------------------------------
  4             22.27        9        10.75          14        7.49          19         5.97          24          5.09
-------------------------------------------------------------------------------------------------------------------------
  5             18.12       10         9.83          15        7.10          20         5.75          25          4.96
-------------------------------------------------------------------------------------------------------------------------

                                 OPTION 4 TABLE
             MINIMUM MONTHLY INSTALLMENT PAYMENT PER $1,000 APPLIED

----------------------------------------------------------------------------------------------------------------------------------
                             MALE                                                          FEMALE
----------------------------------------------------------------------------------------------------------------------------------
                No      Guaranteed    Guaranteed     Guaranteed                   No      Guaranteed    Guaranteed    Guaranteed
          Guaranteed       Period        Period         Period              Guaranteed       Period        Period        Period
  Age        Period       10 Years      15 Years       20 Years      Age       Period       10 Years      15 Years      20 Years
----------------------------------------------------------------------------------------------------------------------------------
   50        $ 4.45        $ 4.41        $ 4.36         $ 4.29        50       $ 4.11        $ 4.09        $ 4.07        $ 4.04
   51          4.52          4.47          4.42           4.34        51         4.16          4.15          4.12          4.09
   52          4.59          4.55          4.48           4.40        52         4.22          4.20          4.18          4.14
   53          4.67          4.62          4.55           4.45        53         4.29          4.27          4.24          4.19
   54          4.76          4.70          4.62           4.51        54         4.36          4.33          4.30          4.24

   55          4.85          4.78          4.70           4.57        55         4.43          4.40          4.36          4.30
   56          4.94          4.87          4.77           4.63        56         4.50          4.47          4.42          4.36
   57          5.04          4.96          4.85           4.70        57         4.58          4.54          4.49          4.42
   58          5.15          5.06          4.93           4.76        58         4.67          4.62          4.57          4.48
   59          5.26          5.16          5.02           5.82        59         4.76          4.71          4.64          4.55

   60          5.39          5.26          5.11           4.89        60         4.85          4.80          4.72          4.61
   61          5.52          5.38          5.20           4.95        61         4.95          4.89          4.81          4.68
   62          5.66          5.50          5.29           5.01        62         5.06          4.99          4.89          4.75
   63          5.80          5.62          5.39           5.08        63         5.18          5.10          4.98          4.82
   64          5.96          5.75          5.49           5.14        64         5.30          5.21          5.08          4.89

   65          6.14          5.89          5.58           5.20        65         5.43          5.32          5.18          4.96
   66          6.32          6.03          5.68           5.26        66         5.57          5.45          5.28          5.03
   67          6.51          6.18          5.78           5.31        67         5.72          5.58          5.38          5.10
   68          6.72          6.33          5.88           5.37        68         5.89          5.72          5.49          5.17
   69          6.94          6.49          5.98           5.42        69         6.06          5.86          5.60          5.23

   70          7.18          6.65          6.08           5.46        70         6.25          6.01          5.71          5.30
   71          7.44          6.82          6.18           5.50        71         6.45          6.18          5.82          5.36
   72          7.71          6.99          6.27           5.54        72         6.67          6.34          5.93          5.41
   73          7.99          7.16          6.36           5.58        73         6.91          6.52          6.04          5.46
   74          8.30          7.33          6.44           5.61        74         7.17          6.70          6.15          5.51

   75          8.63          7.51          6.52           5.63        75         7.45          6.89          6.26          5.55
   76          8.99          7.68          6.60           5.66        76         7.75          7.08          6.36          5.59
   77          9.37          7.86          6.67           5.68        77         8.08          7.28          6.45          5.62
   78          9.77          8.03          6.73           5.69        78         8.43          7.48          6.54          5.65
   79         10.21          8.19          6.79           5.71        79         8.81          7.68          6.62          5.67
   80         10.67          8.36          6.84           5.72        80         9.22          7.88          6.70          5.69
----------------------------------------------------------------------------------------------------------------------------------

           TABLE OF GUARANTEED MONTHLY MAXIMUM COST OF INSURANCE RATES
                   PER $1,000 OF INSURANCE NET AMOUNT AT RISK
                                   NON-TOBACCO

                    Attained          Monthly Cost of Insurance Rate
                      Age
                                        Male               Female

                         0             0.2193              0.1567
                         1             0.0859              0.0701
                         2             0.0826              0.0667
                         3             0.0809              0.0651
                         4             0.0776              0.0642

                         5             0.0734              0.6254
                         6             0.0692              0.0609
                         7             0.0651              0.0592
                         8             0.0626              0.0584
                         9             0.0617              0.0576

                        10             0.0626              0.0567
                        11             0.0676              0.0584
                        12             0.0767              0.0609
                        13             0.0892              0.0642
                        14             0.1034              0.0684

                        15             0.1134              0.0717
                        16             0.1234              0.0751
                        17             0.1309              0.0776
                        18             0.1359              0.0801
                        19             0.1392              0.0826

                        20             0.1401              0.0842
                        21             0.1384              0.0859
                        22             0.1359              0.0867
                        23             0.1326              0.0884
                        24             0.1292              0.0901

                        25             0.1251              0.0917
                        26             0.1226              0.0942
                        27             0.1209              0.0959
                        28             0.1201              0.0984
                        29             0.1201              0.1017

                        30             0.1209              0.1042
                        31             0.1234              0.1076
                        32             0.1267              0.1109
                        33             0.1317              0.1151
                        34             0.1376              0.1201

                        35             0.1442              0.1259
                        36             0.1517              0.1342
                        37             0.1617              0.1442
                        38             0.1726              0.1551
                        39             0.1843              0.1667

                        40             0.1984              0.1809
                        41             0.2134              0.1959
                        42             0.2293              0.2109
                        43             0.2468              0.2259
                        44             0.2660              0.2409

                        45             0.2876              0.2576
                        46             0.3110              0.2751
                        47             0.3360              0.2943
                        48             0.3635              0.3143
                        49             0.3935              0.3368

                        50             0.4277              0.3618
                        51             0.4669              0.3894
                        52             0.5120              0.4211
                        53             0.5637              0.4561
                        54             0.6213              0.4920

                        55             0.6855              0.5303
                        56             0.7556              0.5687
                        57             0.8299              0.6063
                        58             0.9125              0.6438
                        59             1.0052              0.6864

                        60             1.1088              0.7364
                        61             1.2240              0.7982
                        62             1.3569              0.8750
                        63             1.5073              0.9693
                        64             1.6745              1.0754

                        65             1.8577              1.1898
                        66             2.0559              1.3084
                        67             2.2685              1.4296
                        68             2.4996              1.5550
                        69             2.7560              1.6946

                        70             3.0703              1.8585
                        71             3.4033              2.0584
                        72             3.7600              2.3037
                        73             4.1934              2.5976
                        74             4.6701              2.9361

                        75             5.1801              3.3143
                        76             5.7192              3.7239
                        77             6.2835              4.1631
                        78             6.8762              4.6390
                        79             7.5161              5.1666

                        80             8.2238              5.7673
                        81             9.0181              6.4590
                        82             9.9157              7.2573
                        83            10.9129              8.1594
                        84            11.9904              9.1556

                        85            13.1242             10.2354
                        86            14.3000             11.3917
                        87            15.5000             12.6232
                        88            16.7191             13.9315
                        89            17.9749             15.3273

                        90            19.2858             16.8225
                        91            20.6825             18.4527
                        92            22.2180             20.2807
                        93            24.0437             22.4383
                        94            26.5035             25.2231

                        95            30.2074             29.2496
                        96            36.3581             35.7221
                        97            47.2118             46.8683
                        98            66.2071             66.0943
                        99            82.5000             81.6667

Class A Guaranteed Monthly Maximum Insurance Rates are equal to 250% of the Guaranteed Maximum Insurance Rates for the Standard Class.

           TABLE OF GUARANTEED MONTHLY MAXIMUM COST OF INSURANCE RATES
                   PER $1,000 OF INSURANCE NET AMOUNT AT RISK
                                     TOBACCO

                    Attained          Monthly Cost of Insurance Rate
                      Age
                                        Male               Female
                         0             0.2193              0.1567
                         1             0.0859              0.0701
                         2             0.0826              0.0667
                         3             0.0809              0.0651
                         4             0.0776              0.0642

                         5             0.0734              0.0626
                         6             0.0692              0.0609
                         7             0.0651              0.0592
                         8             0.0626              0.0584
                         9             0.0617              0.0576

                        10             0.0626              0.0567
                        11             0.0676              0.0584
                        12             0.0767              0.0609
                        13             0.0892              0.0642
                        14             0.1034              0.0684

                        15             0.1467              0.0801
                        16             0.1634              0.0842
                        17             0.1751              0.0884
                        18             0.1843              0.0926
                        19             0.1901              0.0951

                        20             0.1934              0.0976
                        21             0.1934              0.0992
                        22             0.1901              0.1017
                        23             0.1868              0.1042
                        24             0.1817              0.1067

                        25             0.1759              0.1092
                        26             0.1726              0.1134
                        27             0.1709              0.1167
                        28             0.1709              0.1209
                        29             0.1734              0.1259

                        30             0.1776              0.1317
                        31             0.1834              0.1367
                        32             0.1909              0.1426
                        33             0.2009              0.1501
                        34             0.2126              0.1584

                        35             0.2268              0.1676
                        36             0.2434              0.1817
                        37             0.2643              0.1984
                        38             0.2876              0.2176
                        39             0.3143              0.2384

                        40             0.3452              0.2635
                        41             0.3785              0.2901
                        42             0.4152              0.3168
                        43             0.4553              0.3435
                        44             0.4995              0.3702

                        45             0.5462              0.3985
                        46             0.5946              0.4277
                        47             0.6471              0.4578
                        48             0.7039              0.4903
                        49             0.7656              0.5262

                        50             0.8341              0.5645
                        51             0.9117              0.6054
                        52             0.9994              0.6521
                        53             1.0988              0.7039
                        54             1.2073              0.7565

                        55             1.3235              0.8107
                        56             1.4463              0.8641
                        57             1.5759              0.9142
                        58             1.7121              0.9635
                        59             1.8585              1.0161

                        60             2.0216              1.0787
                        61             2.2057              1.1572
                        62             2.4134              1.2583
                        63             2.6454              1.3811
                        64             2.8993              1.5182

                        65             3.1684              1.6628
                        66             3.4502              1.8100
                        67             3.7423              1.9522
                        68             4.0489              2.0961
                        69             4.3817              2.2526

                        70             4.7492              2.4376
                        71             5.1624              2.6722
                        72             5.6299              2.9596
                        73             6.1485              3.3017
                        74             6.7174              3.6920

                        75             7.3258              4.1186
                        76             7.9486              4.5725
                        77             8.5746              5.0471
                        78             9.2082              5.5490
                        79             9.8715              6.0962

                        80            10.5868              6.7098
                        81            11.3746              7.4070
                        82            12.2491              8.2009
                        83            13.1961              9.1191
                        84            14.1843             10.1164

                        85            15.1804             11.1778
                        86            16.1604             12.2952
                        87            17.1682             13.4579
                        88            18.2203             14.6722
                        89            19.2685             15.9376

                        90            20.3284             17.3441
                        91            21.4331             18.8626
                        92            22.7172             20.5523
                        93            24.3689             22.5437
                        94            26.6300             25.2231

                        95            30.2074             29.2496
                        96            36.3581             35.7221
                        97            47.2118             46.8683
                        98            66.2071             66.0943
                        99            82.5000             81.6667

Class A Guaranteed Monthly Maximum Insurance Rates are equal to 250% of the Guaranteed Maximum Insurance Rates for the Standard Class.

                              INTEREST AND CHARGES

INTEREST RATES
Guaranteed Annual Interest Rate For the Fixed Account      [3.50%]
Guaranteed Monthly Equivalent Interest Rate                          [0.28709%]

CONTRACT CHARGES
Contract Fee [$30.00] per year
Cost of Insurance as defined on page 9.
Fixed Account Expense Charge       [0.48%] per year
Separate Account Expense Charge    [1.65%] per year
Withdrawal Charge on Withdrawal as defined on page 13.

                           TABLE OF WITHDRAWAL CHARGES
           This table applies to the Initial Payment in the event of a
                   Withdrawal in the first [7] contract years.

  Contract Year                  Percentage
   [1                               9.75%
    2                               9.50%
    3                               9.25%
    4                               7.50%
    5                               7.25%
    6                               5.00%
    7                               4.75%
    8 and thereafter                0.00%]

MORTALITY TABLE
1980 Commissioners Standard Ordinary Age Last Birthday Smoker or Non-smoker

This contract may end before the Maturity Date if the payments are not sufficient to continue this contract to that date. If current values change, this will also affect the benefits.

[LIBERTY MUTUAL LOGO]

--------------------------------------------------------------------------------

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                      A MEMBER OF THE LIBERTY MUTUAL GROUP

--------------------------------------------------------------------------------


CERTIFICATE DESCRIPTION
This is a GROUP MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CERTIFICATE.
The Death Benefit is payable if the Insured dies while this contract is in force and before the Maturity Date.
A Maturity Benefit is payable if the Insured is living on the Maturity Date. Death Benefit and Account Value may vary with investment and earnings experience and contract charges.
This contract is not eligible for Dividends.